Exhibit 99.1

NEWS
RELEASE

Contact:	Scott McCurdy
Vice President and CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. TO PARTICIPATE IN ENERCOM’S OILSERVICE AND
INTERNATIONAL E&P CONFERENCE VI

HOUSTON, TEXAS February 15, 2008 - Geokinetics Inc. (AMEX: GOK), announced that Lee Parker, the Company’s Executive Vice President - International, and Scott McCurdy, the Company’s Chief Financial Officer and Vice President, will participate in Enercom’s Oilservice and International E&P Conference VI on Thursday, February 21, 2008, starting at 1:55 p.m. Pacific Standard Time at the Mandarin Oriental Hotel, San Francisco, CA.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (AMEX: GOK)
1500 CityWest Blvd, Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX